Exhibit 32.1

Whole Living, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of  Whole Living, Inc. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(a)

the quarterly report on Form 10-QSB of the Company for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)

the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 13,  2006

/s/ Ronald K. Williams

Ronald K. Williams

Chief Executive Officer

Date: November 13, 2006

/s/ Robert Reitz

Robert Reitz

Chief Financial Officer